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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


FROM:    Health Fitness Corporation
         3600 American Blvd West, Suite 560
         Minneapolis, MN 55431
         952-831-6830

CONTACT: Wes Winnekins, CFO, 952-897-5275 - wwinnekins@hfit.com
         -or- Dennis B. McGrath, McGrath Buckley Communications Counseling 651-646-4115; dennis@mcgrath-buckley.com


HEALTH FITNESS ANNOUNCES SIGNIFICANT INCREASE IN SECOND QUARTER 2004 RESULTS

         MINNEAPOLIS, August 2, 2004 --- Health Fitness Corporation (OTC BB:
HFIT) today announced financial results for the second quarter and six months ended June 30, 2004.

         For the quarter ended June 30, 2004, revenue increased 69.8% to $13,129,715 from $7,732,626 for the same quarter last year. Gross profit increased 117.7% to $3,442,358 from $1,581,142 for the same quarter last year. As a percent of revenue, gross profit increased to 26.2% compared to 20.4% for the second quarter last year. Net earnings applicable to common shareholders increased 116.6% to $470,754 from $217,333 for the same quarter last year. Net earnings per diluted share of $0.03 increased 50% from $0.02 per diluted share for the same quarter last year.

         For the six months ended June 30, 2004, revenue increased 69.1% to $25,796,089 from $15,250,831 for the same period last year. Gross profit increased 101.8% to $6,529,295 from $3,235,541 for the same period last year. As a percent of revenue, gross profit increased to 25.3% compared to 21.2% for the same period in 2003. Net earnings applicable to common shareholders increased 66.4% to $807,461 from $485,313 for the same period last year. Net earnings per diluted share of $0.05 increased 25% from $0.04 per diluted share for the same quarter last year.

         Jerry Noyce, HFC CEO and President said the gains in revenue, gross profit and net earnings applicable to common shareholders is primarily attributed to HFC's December 2003 acquisition of the Health & Fitness Services Business of Johnson & Johnson Health Care


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Systems Inc. Also contributing to these gains was growth from HFC's Health
Enhancement Program (HEP) services.

          "We are very pleased with our financial performance for the quarter and six months ended June 30, 2004," Noyce said. "Our recent acquisition of the Johnson & Johnson health and fitness business has clearly strengthened our financial position. We are also encouraged by the progress being made in selling HEP services at our managed fitness centers. As the leading provider of corporate health management services, our goal is to build upon our current success by helping companies address the issues of rising healthcare costs and enable them to establish work environments focused on employee health and productivity."

          Health Fitness Corporation is the leading provider of results-oriented health improvement management services to corporations, hospitals, universities and communities. HFC has been serving clients since 1975 and manages more than 400 sites across the U.S. and Canada. For more information about Health Fitness Corporation, go to www.hfit.com

         This press release contains forward-looking statements within the meaning of federal securities laws. These statements include statements regarding intent, belief, or current expectations of the Company and its management and specifically include the statement regarding the Company's goal to build upon current success. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that may cause the Company's actual results to differ materially from the results discussed in these statements. These statements should be read in conjunction with the various factors affecting the Company's operations and financial condition discussed in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained within the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as well as the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004. There is no assurance that the Company will be able to capitalize on any of these forward-looking statements.

         Financial tables follow ...


                                    - MORE -


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                           HEALTH FITNESS CORPORATION
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)

                                                             Three Months Ended                   Six Months Ended
                                                                  June 30,                            June 30,
                                                       ------------------------------      ------------------------------
                                                           2004              2003              2004              2003
                                                       ------------      ------------      ------------      ------------
REVENUE                                                $ 13,129,715      $  7,732,626      $ 25,796,089      $ 15,250,831
COSTS OF REVENUE                                          9,687,357         6,151,484        19,266,794        12,015,290
                                                       ------------      ------------      ------------      ------------
GROSS PROFIT                                              3,442,358         1,581,142         6,529,295         3,235,541

OPERATING EXPENSES
    Salaries                                              1,429,569           789,216         2,772,278         1,572,758
    Other selling, general and administrative               823,504           421,605         1,653,610           830,919
    Amortization of acquired intangible assets              219,583              --             439,167              --
                                                       ------------      ------------      ------------      ------------
           Total operating expenses                       2,472,656         1,210,821         4,865,055         2,403,677
                                                       ------------      ------------      ------------      ------------
OPERATING INCOME                                            969,702           370,321         1,664,240           831,864

OTHER INCOME (EXPENSE)
    Interest expense                                       (128,344)          (13,451)         (262,596)          (23,956)
    Other, net                                                  469              (831)            1,390            (1,859)
                                                       ------------      ------------      ------------      ------------
EARNINGS BEFORE INCOME TAXES                                841,827           356,039         1,403,034           806,049
INCOME TAX EXPENSE (BENEFIT)                                342,873           138,706           552,373           320,736
                                                       ------------      ------------      ------------      ------------
NET EARNINGS                                                498,954           217,333           850,661           485,313
    Dividend to preferred shareholders                       28,200              --              43,200              --
                                                       ------------      ------------      ------------      ------------
NET EARNINGS APPLICABLE TO
    COMMON SHAREHOLDERS                                     470,754           217,333           807,461           485,313
                                                       ============      ============      ============      ============
NET EARNINGS PER SHARE:
    Basic                                              $       0.04      $       0.02      $       0.06      $       0.04
    Diluted                                                    0.03              0.02              0.05              0.04

WEIGHTED AVERAGE COMMON SHARES:
    Basic                                                12,483,979        12,322,908        12,447,374        12,315,655
    Diluted                                              16,066,003        12,467,821        16,054,047        12,436,254

See notes to consolidated financial statements.


                                    - MORE -


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                           HEALTH FITNESS CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                            June 30,        December 31,
                                                                              2004              2003
                                                                          ------------      ------------
ASSETS

CURRENT ASSETS

    Cash                                                                  $       --        $    281,294
    Trade and other accounts receivable, less allowances of $145,800
       and $131,000                                                          7,374,545         5,218,224
    Prepaid expenses and other                                                 348,538           187,347
    Deferred tax assets                                                      1,100,300           850,300
                                                                          ------------      ------------
           Total current assets                                              8,823,383         6,537,165

PROPERTY AND EQUIPMENT, net                                                    178,187           177,217

OTHER ASSETS
    Goodwill                                                                 8,919,140         8,725,574
    Customer contracts, less accumulated amortization of $471,500
       and $67,400                                                           1,258,472         1,662,639
    Trademark, less accumulated amortization of $40,800 and $5,800             309,166           344,166
    Other intangible assets, less accumulated amortization of $19,300
       and $4,200                                                              123,520           138,582
    Cash held in escrow                                                        473,738           471,999
    Deferred tax assets                                                        991,308         1,686,301
    Other                                                                       44,610            64,458
                                                                          ------------      ------------
                                                                          $ 21,121,524      $ 19,808,101
                                                                          ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Trade accounts payable                                                $    347,042      $    569,730
    Accrued salaries, wages, and payroll taxes                               1,854,136         1,607,157
    Other accrued liabilities                                                  438,857           450,255
    Accrued self funded insurance                                              646,784           228,084
    Deferred revenue                                                         1,433,533         1,427,057
                                                                          ------------      ------------
           Total current liabilities                                         4,720,352         4,282,283

LONG-TERM OBLIGATIONS                                                        4,269,000         4,350,012

COMMITMENTS AND CONTINGENCIES                                                     --                --

CUMULATIVE CONVERTIBLE PREFERRED STOCK, 10,000,000 shares
    authorized, 1,033,751 and 1,003,833 issued and outstanding               1,487,032         1,443,833

STOCKHOLDERS' EQUITY
    Common stock, $0.01 par value; 50,000,000 shares authorized;
       12,508,345 and 12,357,334 shares issued and outstanding                 125,083           123,573
    Additional paid-in capital                                              17,779,151        17,671,536
    Accumulated comprehensive income                                             2,288             5,707
    Accumulated deficit                                                     (7,261,382)       (8,068,843)
                                                                          ------------      ------------
                                                                            10,645,140         9,731,973
                                                                          ------------      ------------
                                                                          $ 21,121,524      $ 19,808,101
                                                                          ============      ============

See notes to consolidated financial statements.